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                                                                   Exhibit 10.42

                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of September 25, 2001, by and between Crossworlds Software, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be
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owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated September 18, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Ten Million Dollars ($10,000,000) and a Term Loan in the original principal amount of Seven Hundred Twenty Two Thousand Two
Hundred Twenty Two and 12/100 Dollars ($722,222,12). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the
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Collateral as described in the Loan Agreement and in an Intellectual Property
Security Agreement dated October 28, 1998.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
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     A.     Modification(s) to Loan Agreement.
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            1.    Notwithstanding anything to the contrary contained in Section
                  2.1.1 entitled "Revolving Advances," through October 15, 2001 (the "Overadvance Period"), Bank shall make Advances not exceeding the lesser of (A) the Committed Revolving Line or
                  (B) the Borrowing Base minus (i) the Letter of Credit Sublimit minus (ii) the Foreign Exchange Sublimit minus (iii) the Cash Management Services Sublimit plus $2,500,000 (the "Overadvance").

            2.    Notwithstanding anything to the contrary contained in Section
                  2.2 entitled "Overadvances," if Borrower's aggregate Obligations under Section 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of the Committed Revolving Line or the Borrowing Base, plus the Overadvance, Borrower must immediately pay Bank the excess. At the end of the Overadvance Period, Borrower shall cure such Overadvance by either (i) paying down the Committed Revolving Line or (ii) increasing its Eligible Accounts.

            3. Section 6.6 entitled "Primary Accounts" is hereby amended to read as follows.

                  Borrower will maintain its primary banking relationship with Bank, which relationship shall include Borrower maintaining account balances in any accounts at or through Bank representing at least 33% of all account balances of Borrower at any financial institution.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
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wherever necessary to reflect the changes described above.

5.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
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below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

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6.  CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below)
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understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                             BANK:

CROSSWORLDS SOFTWARE, INC.                            SILICON VALLEY BANK


By: /s/ James Budge                                   By: /s/ Kim Crosslin
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Name:   James Budge                                   Name:   Kim Crosslin
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Title:  SVP & CFO                                     Title:  RM
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       LEGAL OK

       /s/ AJH
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